                                                                   EXHIBIT 10.8

                AGREEMENT AND ASSIGNMENT OF PARTNERSHIP INTEREST

         THIS AGREEMENT is made and entered into as of, although not necessarily on, the 27th day of November, 1985, by and among DONALD G. TAYLOR, BART B. BROWN, HARLAN CROW, J. MCDONALD WILLIAMS, JOEL C. PETERSON and TRAMMELL CROW PARTNERS (hereinafter collectively called "Assignors" and individually called "Assignor") and TRAMMELL CROW REAL ESTATE INVESTORS, a real estate investment trust duly organized and existing under the laws of the State of Texas, and TRAMMELL CROW VENTURES, LTD., a Texas limited partnership (hereinafter collectively called "Assignees").

                                  WITNESSETH:

         WHEREAS, Assignors are all of the partners in CROW-MARYLAND #2, a Texas limited partnership (hereinafter sometimes called the "Partnership"); and

         WHEREAS, Assignors as sellers and Trammell Crow Ventures, Inc. and Trammell Crow Ventures, Ltd. as purchasers have executed and delivered that certain Purchase Agreement, dated as of November 8, 1985 relating to the sale of all of the interests in the Partnership, which Purchase Agreement has been partially assigned to Trammell Crow Real Estate Investors; and

         WHEREAS, Assignors desire to assign and Assignees desire to acquire pursuant to the Purchase Agreement all of Assignors' right, title and interest in such Partnership, being one hundred percent (100%) of all of the general and limited partners' interest (hereinafter called the "Partnership Interests"), and Assignees desire to assume certain of Assignors' liabilities, obligations and responsibilities thereunder;

         NOW, THEREFORE, in consideration of the premises, warranties and mutual covenants set forth herein, the parties hereto agree as follows:

         1. Assignment of Partnership Interest. Assignors hereby assign to Assignees, and Assignees hereby acquire from Assignors, the Partnership Interests, including but not limited to, all right, title and interest of Assignors in and to the properties (real and personal), capital, cash flow distributions, profits and losses of the Partnership, in the following interests:

                 NAME                              Interest    Percentage
                 ----                              --------    ----------
         Trammell Crow Real Estate                 General        99.99%
                 Investors                         Partner

         Trammell Crow Ventures, Ltd.              Limited         0.01%
                                                   Partner

         2. Effective Date. The assignment herein made is effective as of the date of this Agreement, and from and after that date (a) Assignors cease to be partners or members of the Partnership, and (b) that portion of the net profits or net losses and cash flow of the Partnership allocable to the Partnership Interests shall be credited or charged, as the case may be, to the Assignees and not to the Assignors.

         3. Representations of Assignors. Assignors each respectively warrant and represent to Assignees that (a) Assignor is the owner of the Partnership Interests in the percentage written next to his or its signature hereto, (b) Assignor has not pledged, assigned, hypothecated or otherwise encumbered all or any part of the Partnership Interests, (c) Assignor has the power and authority rightfully to assign the Partnership Interests in accordance with this Agreement without the necessary joinder of any party, (d) all funds of the Partnership have been distributed to Assignors and upon delivery of this Agreement, Assignors shall have no further right, title or interest in any funds of the Partnership, subject to any adjustments to prorations and collection of rents applicable to periods prior to the date hereof as specified in Section 10.2 of the Purchase Agreement and by a separate proration letter executed with Assignees of even date herewith, and (e) the Partnership has no obligations or liabilities which are not described in the Purchase Agreement or relate solely to the Property as hereinafter defined. Assignors shall indemnify and hold Assignees harmless from and against any and all loss suffered by the Assignees as a result of any breach by Assignors of their foregoing representations and warranties. The representations of Assignors contained in this Paragraph 3 shall survive for a period of twelve months only after the effective date of this Agreement. Any action by Assignees for any loss, damage, cost, expense, obligation or liability (including reasonable attorneys' fees and costs) which Purchaser may sustain because of any breach or alleged breach of any such representations and warranties must be commenced within the twelve month period or be forever barred.

         4. Investment Representation. Assignees represent that Assignees' acquisition of the Partnership Interests hereunder is being made for the account of Assignees and is not being made with a view to the sale or distribution thereof in a manner which would require registration under the Securities Act of 1933, as amended, or any applicable state securities law.

         5. Assumption Agreement. The Partnership is the owner of certain real property and improvements situated in Anne Arundel County, Maryland and described more particularly on Exhibit "A" attached hereto and made a part hereof for all purposes (the "Property"). The Partnership is the present owner of all right, title and interest of the lessor, subject to the liens securing that certain Deed of Trust Note, dated February 22, 1979, made by the Partnership and payable to the order of Union Trust

Company of Maryland in the original principal sum of $1,675,000.00, which note has been assigned to Teachers Insurance and Annuity Association of America, under various tenant leases covering portions of space in the Property, which lease agreements are described in Exhibit "B" attached hereto and made a part hereof (collectively the "Leases") and the Partnership has entered into certain service and maintenance contracts affecting all or a portion of the Property, which contracts are described on Exhibit "C" attached hereto and made a part hereof (collectively the "Service Contracts"). It is understood and agreed that, by its execution hereof, Trammell Crow Real Estate Investors ("REIT") hereby assumes and agrees to perform on behalf of the Partnership all of the terms, covenants and conditions of the Leases on the part of the lessor therein required to be performed arising from and after the effective date hereof, including without limitation, the obligation to repay, in accordance with the terms of the Leases, to the lessees thereunder, all security and other deposits actually received by REIT and required to be repaid by the terms thereof, and REIT covenants and agrees to indemnify, save and hold harmless Assignors from and against any and all liability, claims or causes of action existing in favor of or asserted by any party to the Leases or by any third party, arising out of or relating to REIT's failure to perform on behalf of the Partnership any of the obligations of the lessor under the Leases or the owner of the Property under the Service Contracts, subsequent to the effective date hereof. Assignors covenant and agree to discharge any and all obligations of the lessor under the Leases arising prior to the effective date hereof and to indemnify, save and hold harmless Assignees from and against any and all liability, claims or causes of action existing in favor of or asserted by any party to the Leases or by any third party, arising out of or relating to Assignors' failure to perform on behalf of the Partnership any of the obligations of the lessor under the Leases or as owner of the Property under the Service Contracts, prior to the effective date hereof. In connection with the assumption of the Partnership Interests and as partial consideration for the assignment thereof, it is understood and agreed that, by its execution hereof, REIT hereby assumes and agrees to perform on behalf of the Partnership all of the terms, covenants and conditions of the Service Contracts required to be performed therein on the part of the owner of the Property arising from and after the effective date hereof.

         6. Future Cooperation on Subsequent Documents. Assignors and Assignees mutually agree to cooperate at all times from and after the date hereof with respect to the supplying of any information requested by the other regarding any of the matter described in this Agreement, and each agrees to execute such further bills of sale, assignments, Partnership amendments, releases, indemnifications, assumptions, estoppel certificates, notifications or other such documents as may be reasonably requested and appropriate for the purpose of giving effect to, evidencing or giving notice of the transactions herein.

         7. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their heirs, legal representatives, successors and assigns.

         8. Survival of Representations. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the consummation of the transactions contemplated hereby, except as set forth in Paragraph 3 hereof.

         9. Modification and Waiver. No supplement, modification, waiver or termination of the Agreement or any provisions hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         10. Governing Law. This Agreement is being entered into and is intended to be performed in the State of Maryland, and shall be construed and enforced in accordance with the laws of the State of Maryland.

         11. Consent. By his or its execution of this Agreement, each Assignor hereby consents to the transfer by the other Assignors of all of their interests in the Partnership.

         12. Limitation of Liability. Notwithstanding anything contained herein or at law to the contrary, none of the assets listed in Section 9.2 of the Purchase Agreement, the provisions of which are hereby incorporated herein by reference, shall be subject to execution in the event of the enforcement of any representation or warranty against Assignors or any of them. Assignors covenant and agree that any obligation or liabilitiy whatsoever of REIT which may arise at any time under this Agreement shall be satisfied, if at all, out of the REIT's trust property only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the private property of any of its Trust Managers, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

         13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

         IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                                                                           INTEREST
                                           ASSIGNORS:                     TRANSFERRED
                                           ----------                     -----------
                                        /s/ DONALD G. TAYLOR                 30.0%
                                        DONALD G. TAYLOR

                                        /s/ BART B. BROWN                    25.0%
                                        BART B. BROWN

                                        /s/ HARLAN CROW                      12.5%
                                        HARLAN CROW

                                        /s/ J. MCDONALD WILLIAMS             12.5%
                                        J. MCDONALD WILLIAMS

                                        /s/ JOEL C. PETERSON                 10.0%
                                        JOEL C. PETERSON

                                                   TRAMMELL CROW PARTNERS                   10.0%

                                                   By: /s/ J. MCDONALD WILLIAM
                                                   By: /s/ JOEL C. PETERSON

                                                   ASSIGNEES:
                                                   ----------

                                                   TRAMMELL CROW REAL ESTATE INVESTORS

                                                   By: /s/ DAVID F. CLOSSEY

                                                   TRAMMELL CROW VENTURES LTD.

                                                   By: Trammell Crow Ventures, Inc.,
                                                       its general partner

                                                       By: /s/ DAVID F. CLOSSEY

                                   EXBIBIT A

                               LEGAL DESCRIPTION

Being known and designated as Parcel E, Block A, as shown on a Plat entitled, "Patapsco Industrial Park, a Resubdivision of Block A, Parcel B," which Plat is recorded among the Land Records of Anne Arundel County in Plat Book No. 69, Folio 10-10.

                                         RENT ROLL -  PATAPSCO CENTER
EXHIBIT  "B"                                   Crow-Maryland #2
                                            805-809 Barkwood Court
 LEASES                                Linthicum Heights,  Md  21090
                                                 55022-95637

                                           AS OF NOVEMBER 15, 1985



SUITE                TENANT                         SQ. FT.            %       $/SF        MO/RENT     COM'MENT    EX'PITON
- -----                ------                         -------           ---      ----        -------     --------    --------
809-C    Affiliated Contractors                       1,950            3.2     5.50      $   894.00    06/01/83    05/31/
805-B    Commonwealth Copy Products                   2,666            4.3     6.82         1636.50    04/01/85    03/31/8
809-K    E.J. Dwyer                                   2,080            3.4     5.04          874.00    02/01/81    03/31/86
805-J    Estimation                                   8,000           12.9     6.25         4167.00    11/01/80    02/28/86
809-K    Estimation #2                                1,950            3.2     4.75          772.00    06/01/83    02/28/86
809-G    F.M.E. Corporation                           1,950            3.2     7.44         1209.00    04/01/85    03/31/88
809-H    Franklin Chemical                            1,950            3.2     4.25          691.00    04/01/85    03/31/88
809-F    Grumman Systems                              3,900            6.3     7.69         2500.00    11/15/85    11/30/88
809-M    Manfred Meyer & Associates                   4,160            6.7     4.69         1625.00    11/01/84    10/31/87
805-C    Maryland Medical                             2,667            4.3     4.50         1000.00    07/01/80    06/30/91
805-D    M.S. Ginn Co.                                8,000           12.9     4.65         3100.00    12/01/81    11/30/91


805-G    P.S.M.  Systems                              5,334            8.6     4.95         2200.00    05/01/85    06/30/88
809-N    Soundcrafters S'nd Sys.                      1,950            3.2     4.40          715.00    06/01/82    05/31/86
809-J    Transply                                     4,030            6.5     3.72         1250.00    01/01/81    12/31/85
809-A    Wells Fargo Alarm                            3,900            6.3     3.25         1320.00    11/01/85    10/31/90
805-I    Wells Fargo #2                               2,667            4.3     3.97         1087.00    12/01/84    10/31/
805-A    Westinghouse Elevator                        2,666            4.3     5.63         1250.00    01/01/84    12/31/85
                                                                                         ----------


         TOTAL                                       59,820           96.6               $26,290.50

MLD2/17.2
11/15/85

         VACANCY                                      2,080

                                  EXHIBIT "C"

                                OTHER AGREEMENTS

        Service Agreement, dated February 14, 1985, by and between Crow-Maryland #2 and Ruppert Landscape Co., Inc.

                          {THE STATE OF TEXAS LOGO}



                        OFFICE OF THE SECRETARY OF STATE

                               December 20, 1985

MYRA A. MCDANIEL
SECRETARY OF STATE

Jones, Day, Reavis & Pogue
Attn:  Ned W. Graber
2300 LTV Center
2001 Ross Ave.
Dallas, Texas 75201

         RE:      PATAPSCO #1 LIMITED PARTNERSHIP

         FILE NO.:    16240 ALPS

         FILING DATE:    December 6,  1985

         This letter will acknowledge receipt for the above referenced document. Since the Texas Uniform Limited Partnership Act does not provide for a certificate of filing, you may use this letter as evidence of the filing in this Office.

                                              Very truly yours,

                                              /s/ LORNA SALZMAN WASSDORF
                                              Lorna Salzman Wassdorf
                                              Director
                                              Statutory Filings Division
                                              Corporations Section

                       PATAPSCO #1 LIMITED PARTNERSHIP
                         (formerly CROW-MARYLAND #2)

                             AMENDED AND RESTATED
                          AGREEMENT AND CERTIFICATE
                            OF LIMITED PARTNERSHIP

         THE INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE, HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD, OR OTHERWISE DISPOSED OF, OR OFFERED FOR SALE UNLESS REGISTRATION STATEMENTS UNDER SUCH ACTS WITH RESPECT TO SUCH INTERESTS ARE THEN IN EFFECT OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS ARE THEN APPLICABLE TO SUCH OFFER OR SALE, AND UNLESS THE PROVISIONS OF SECTION 15 OF THE AGREEMENT ARE SATISFIED.

         This Amended and Restated Agreement and Certificate of Limited Partnership ("Agreement") is made and entered into as of November 27, 1985, by and between the entity signing below as General Partner (hereinafter referred to as the "General Partner"), and the entity signing below as Limited
Partner (hereinafter referred to,  as the "Limited Partner").   The General
Partner and the Limited Partner are sometimes hereinafter referred to individually as a "Partner" and collectively as the "Partners."

         WHEREAS, Donald G. Taylor, Bart B. Brown, Harlan Crow, J. McDonald Williams, Joel C. Peterson as Managing General Partners and Trammell Crow Partners as the Initial Limited Partner (hereinafter collectively referred to as the "Withdrawing Partners") formed a Texas limited partnership under the name of Crow-Maryland #2 (the "Partnership") pursuant to the provisions of an Agreement and Certificate of Limited Partnership, dated as of July 1, 1978;

         WHEREAS, the Withdrawing Partners have assigned and transferred all of their right, title and interest in the Partnership to Trammell Crow Real Estate Investors, a Texas real estate investment trust and Trammell Crow Ventures, Ltd., a Texas limited partnership, by an instrument of assignment of even date herewith; and

         WHEREAS, the parties hereto desire to acknowledge the retirement of the Withdrawing Partners, the conversion of certain limited partnership interests into general partnership interests, a change in the name of the Partnership and the continuance of the Partnership upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, the Partners hereto agree as follows:

         1.      Formation and Name.   The Partners hereby continue a limited
partnership under the name of Patapsco #1 Limited Partnership pursuant to the
provisions of the Uniform Limited Partnership Act of the State of Texas.   The
"Managing Partner", as defined in Section 9.1 below, may at any time change the name of the Partnership or adopt such trade or fictitious names as it may determine.

         2.      Capital.

                 2.1.     Original Capital.   The original capital of the
Partnership shall consist of $1,967,773 cash, which shall be contributed by the
Partners in the percentages set forth opposite their signatures hereto.   No
Partner has contributed property other than cash to the Partnership.   For the
purpose
of determining the fee for filing the certificate of limited partnership in the State of Texas, there is set forth on the signature pages of this Agreement the original cash capital contribution of the Limited Partner. Each Partner, whether a General Partner or a Limited Partner, shall have an interest in the Partnership which shall be expressed in terms of a percentage of the whole, with the present "percentage interests" being set forth opposite their signatures hereto.

                 2.2.     Additional Funds.   Any additional funds required by
the Partnership to meet its cash requirements shall be borrowed by the Partnership from third parties upon such terms and conditions as the Managing Partner, in its sole discretion, deems necessary or appropriate; provided, however, that in lieu of causing the Partnership to borrow from third parties, the Managing Partner may, from time to time, make advances to the Partnership to meet all costs, expenses, or charges with respect to the operation of the Partnership and the ownership, operation, development, maintenance, and upkeep of the Partnership property including but not limited to ad valorem taxes, debt amortization (including interest payments), insurance premiums, repairs, costs of capital improvements, direct and indirect overhead expenses, advertising expenses, professional fees, wages, and utility costs, to the extent such costs, expenses, or charges exceed the cash flow, if any, derived from operations of the Partnership and the proceeds of any loans made to the
Partnership.   Any such advance made by the Managing Partner to the Partnership pursuant to this Section 2.2 shall be considered a contribution to the capital of the Partnership.

                 2.3.     Limit on Contributions and Obligations of Limited
Partner.   The Limited Partner shall not be required to make any additional
advances or contributions to the capital of the Partnership.   If any
additional contributions shall be made by the Limited Partner, an amendment to this Agreement and an amended certificate of limited partnership shall be executed and filed.

                 2.4.     Capital and Drawing Accounts.   A separate capital
account shall be maintained for each Partner and shall consist of the sum of any contributions of cash made by it to the capital of the Partnership, plus a credit for the value of any property subsequently contributed by it, in an
amount determined by the Managing Partner.   A separate drawing account will be
maintained for each Partner which shall consist of its share of the net profits of the Partnership allocated to it pursuant to Section 6 hereof, less its share of any net losses of the Partnership allocated to it pursuant to Section 6 hereof, and less any distributions to or withdrawals made by or attributed to it from the Partnership.

                 2.5.     Interest on and Return of Capital.   No Partner shall
be entitled to any interest on its capital or drawing accounts or on its contributions to the capital of the Partnership, and except to the extent expressly provided in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of its capital or drawing accounts
in the Partnership.   No Partner shall have the right to demand or receive
property other than cash from the Partnership.

                 2.6.     Waiver of Right of Partition and Dissolution.
Having previously been advised that it may have a right to bring an action for partition, each of the Partners does hereby agree to and does hereby irrevocably waive for the duration of this Agreement any right or power any such Partner might have to cause the Partnership or any of its assets to be partitioned, to cause the appointment of a receiver for the assets of the Partnership, to compel any sale of all or any portion of the assets of the Partnership pursuant to any applicable law or laws, or to file a complaint or to institute any proceeding at law or in equity to cause the termination or dissolution of the Partnership,
except as expressly provided for herein.   Each of the Partners hereby
acknowledges and agrees that such Partner has been induced to enter into this Agreement in reliance upon the mutual waivers set forth in this Section 2.6 and that without such waivers, no Partner would have entered into this Agreement. No Partner has any interest in specific Partnership property but the interests of all Partners in the Partnership are, for all purposes, personal property.

                 2.7.     Negative Accounts.   No Partner shall be required to
pay to the Partnership or to any other Partner any deficit or negative balance which may exist from time to time in its capital or drawing accounts as a result of the provisions hereof for the allocation of the Partnership's net losses, for the distribution of the Partnership's cash flow, and for the distribution of the Partnership's assets in liquidation of the Partnership.

         3.      Principal Office.   The principal office of the Partnership
shall be located at 3500 LTV Center, 2001 Ross Avenue, Dallas, Texas 75201, or at such other place as the Managing Partner may designate after giving written notice of such designation to all of the other Partners.

         4.      Purpose and Character of Business.   The Partnership shall
engage in the business of owning, holding, improving, developing, operating and managing the real property described on Exhibit "A" attached hereto and made a part hereof for all purposes and the improvements situated or to be constructed thereon, as well as the financing of such activities. It is agreed that each of the foregoing is an ordinary part of the Partnership's business. Such property may be acquired subject to, or by assuming, the liens, encumbrances and other title exceptions which affect the property; pledge, mortgage, encumber and grant security interests in Partnership property; and buy, sell, lease and deal in services, personal property and real property.
It is expressly understood and agreed that the Partnership may wish to acquire
real or personal property for such Partnership purposes.   Such property shall
be acquired in the name of the Partnership.

         5.      Term.   The term of the Partnership shall continue until
terminated or dissolved pursuant to the terms of Section 17.1 hereof.

         6.      Profits, Losses and Distributive Shares of Tax Items.   The
Partnership's net profit or net loss, as the case may be, for each fiscal year of the Partnership, as determined in accordance with such method of accounting as may be adopted for the Partnership by the Managing Partner pursuant to
Section 13.3 hereof, shall be allocated one hundred percent (100%) to the General Partner and zero percent (0%) to the Limited Partner for both financial accounting and income tax purposes.

         7.      Calculation of Cash Flow.

                 7.1.     Cash Flow.   The cash flow of the Partnership shall
be determined as of the end of each fiscal
quarter and shall be the net profit or net loss of the Partnership, as the case may be, for such quarter as ascertained in accordance with the method of accounting then regularly used for the Partnership, increased by:

                          (a) depreciation and other non-cash charges deducted in computing the net profit or net loss of the Partnership for such quarter;

                          (b) any loan proceeds obtained by the Partnership during such quarter;

                          (c) any cash that becomes available during such quarter by reason of a net reduction in any reserves referred to below in paragraphs (f) and (g); and decreased by:

                          (d) principal payments made by the Partnership on any of its debts during such quarter;

                          (e)     any capital expenditures, including
         purchases of property, made by the Partnership during such quarter which are not deductible in computing the Partnership's net profit or net loss for such quarter;

                          (f) additions to any reserves reasonably deemed necessary by the Managing Partner during such quarter for capital improvements or asset replacements; and

                          (g) additions to any reserves reasonably deemed necessary by the Managing Partner during such quarter for security or escrow deposits or to meet working capital requirements of the Partnership and any contingent or unforeseen liabilities of the Partnership.

                 7.2.     Distribution of Cash Flow.   The cash flow of the
Partnership, as determined under Section 7.1 above, shall be distributed to the Partners, in accordance with the allocations set forth in Section 6 hereof, within a reasonable time after the end of each fiscal quarter unless otherwise directed by the Managing Partner.

         8.      Limited Liability of Limited Partner.   The Limited Partner
shall not be required to make any contributions to the capital of the Partnership for the payment of any such losses nor shall the Limited Partner be responsible or obligated to any third parties for any debts or liabilities of the Partnership not dischargeable by the assets of the Partnership.

         9.      Management of Partnership.

                 9.1.     Managing Partner.   The Partnership shall be managed
by Trammell Crow Real Estate Investors (the "Managing Partner."). All decisions relating to the business and affairs of the Partnership, and all decisions required or permitted to be made by the Partnership as a participant in any other legal entity in which it may have an interest, may be made and any necessary action taken by the Managing Partner.

                 9.2.     Specific Power and Authority of Managing Partner.
The power and authority of the Managing Partner to take such action for and on behalf of the Partnership as it may deem necessary or appropriate to enable the Partnership to carry out its business and affairs shall include, without limitation, full and complete power and authority:

                          (a) to borrow money for and on behalf of the Partnership upon such terms and conditions as it, in its sole discretion, deems necessary or appropriate;

                          (b)     in order to secure any loans to the
         Partnership or such other entities in which the Partnership has an interest (being referred to in this Section 9 as the "Subsidiary Entities") or for Partnership purposes, to convey, mortgage, pledge, hypothecate, for and on behalf of the Partnership and upon such terms and conditions as it, in its sole discretion, deems necessary or appropriate, all or any part of the Partnership's assets, including all or any part of its interest in any other entity and all or any part of any of the assets of such other entity;

                          (c) to execute and to deliver for and on behalf of the Partnership any promissory notes, deeds of trust, mortgages, security agreements, financing statements, assignments of leases, "master leases," "convenience leases," and other instruments required or advisable in connection with any such loans, conveyances, mortgages, pledges, or hypothecations;

                          (d) to acquire, either directly or indirectly through ownership interests or other other participation in other entities, such real property, tangible personal property and intangible personal property as may be necessary or desirable to carry on the business of the Partnership or a Subsidiary Entity and to sell, lease, exchange or otherwise dispose of such property;

                          (e) to construct, develop and improve the properties owned by the Partnership or any Subsidiary Entity or cause such properties to be constructed, developed and improved, including, expressly, the power and authority to consummate any interim or permanent financing with respect thereto;

                          (f) to collect all rentals and all other income accruing to the Partnership or its Subsidiary Entity and to pay all acquisition and construction or development costs and expenses of operation, whether capital or otherwise;

                          (g) to prepare, or have prepared, and file all tax returns for the Partnership (but not the tax returns or other reporting of the individual Partners, or of their respective heirs, representatives, executors, successors or assigns, in their individual capacities); and to make all tax elections for the Partnership, including any special basis adjustments pursuant to
         Section 754 of the Internal Revenue Code of 1954, as amended (the "Code"), provided, however, that the Partner benefiting from such election shall reimburse the Partnership for any additional costs incurred by the Partnership in making the election for and on behalf of the Partnership;

                          (h) to institute, prosecute, defend and settle any legal, arbitration or administrative actions or proceedings on behalf of or against the Partnership;

                          (i) to maintain and operate the assets of the Partnership and of any of its Subsidiary Entities or any part or parts thereof;

                          (j) to employ, terminate the employment of, supervise and compensate such persons, firms or corporations for and in connection with the business of the Partnership and the acquisition, development, improvement, operation, maintenance, management, leasing, financing, refinancing, sale, exchange or other disposition of any assets of the Partnership or its Subsidiary Entities or any interest in any of such assets as the Managing Partner, in its sole discretion, may deem necessary or desirable;

                          (k)     to pay any debts and other obligations of the
         Partnership,   including amounts due under permanent financing of
         improvements and other loans to the Partnership and costs of operation and maintenance of the assets of the Partnership;

                          (l) to pay all taxes, assessments, rents and other impositions applicable to the assets of the Partnership and to undertake when appropriate any action or proceeding seeking to reduce such taxes, assessments, rents or other impositions;

                          (m) to deposit all monies received for or on behalf of the Partnership as may be designated by the Managing Partner in accordance with Section 12 of this Agreement and to disburse and pay all funds on deposit on behalf of the Partnership in such amounts and at such times as the same are required in connection with the ownership, maintenance and operation of the assets of the Partnership or a Subsidiary Entity;

                          (n) to sell, lease, exchange or otherwise convey and in connection with such transaction to execute and deliver all deeds and other appropriate documents, any assets and real estate owned by the Partnership; and

                          (o) to perform other obligations provided elsewhere in this Agreement to be performed by the Managing Partners, unless this Agreement specifically requires action by more than one Managing Partner.

Other than as limited by Section 9.3, the signed statement of Managing Partner, reciting that it has authority to undertake any act or has the necessary votes or consents of the Partners to take any such act, when delivered to any third party, shall be all of the evidence such third party shall need concerning the capacity of the Managing Partner, and any such third party shall be entitled to rely upon such statement and shall not be required to inquire further as to any of the facts contained in such statement, said facts being deemed to be true insofar as such third party is concerned.

                 9.3.     Limitations on Powers and Authority of Managing
Partner.   Notwithstanding the powers of the Managing Partner set forth in
Section 9.2, without the consent of all of the Partners, a Managing Partner shall not have the right or power to do any of the following:

                          (a)     do any act in contravention of this
         Agreement, or any amendment hereto;

                          (b) do any act which would make it impossible to carry on the ordinary business of the Partnership, other than to consent to or participate in a sale of all or substantially all of the property of the Partnership in the ordinary course of the business of the Partnership;

                          (c) confess a judgment against the Partnership, except pursuant to the settlement of a pending action as authorized in Subsection 9.2(h),

                          (d) make loans of Partnership funds to any person, firm or entity other than loans to a Subsidiary Entity or for Partnership purposes; or

                          (e) encumber assets of the Partnership or a Subsidiary Entity as security for, or otherwise guarantee the repayment of, indebtedness of persons, firms or entities other than the Partnership, the Managing Partner or a Subsidiary Entity or except for Partnership purposes.

                 9.4.     Compensation of Partners.   No Partner receive any
compensation from the Partnership without the written consent of the Managing Partner to the payment of compensation by the Partnership.


                 9.5.     Limited Partners.   The Limited Partner shall have no
right or authority to act for or to bind the Partnership and shall not participate in the general conduct or control of the Partnership's affairs.
The Limited Partner may contract to provide advisory services to the Partnership.

                 9.6.     Liability of Partners.   The General Partner shall
not be liable or accountable, in damages or otherwise, to the Partnership or to any other Partner for any error of judgment or for any mistakes of fact or law or for anything which they may do or refrain from doing hereafter in connection with the business and affairs of the Partnership except in the case
of willful misconduct or gross negligence.   The General Partner shall not have
any personal liability for the return of the Limited Partner's capital.

                 9.7.     Indemnity.   The Partnership and the General Partner,
jointly and severally, shall indemnify and shall hold the General Partner and Limited Partner, acting consistently with this Agreement, harmless from any loss or damage, including without limitation reasonable legal fees and court costs, incurred by them by reason of anything they may do or refrain from doing hereafter for and on behalf of the Partnership and in furtherance of its interests; provided, however, that (i) the Partnership shall not be required to indemnify the Partners for any loss or damage which they might incur as a result of their willful misconduct or gross negligence in the performance of their duties hereunder, (ii) this indemnification provision shall not relieve any Partner of his proportionate part of the obligations of the Partnership as a Partner, and (iii) a Partner may waive the benefits of such indemnification as well as any other rights of reimbursement he may have from the Partnership.

                 9.8.     Other Activities of Partners and Agreements with
Related Parties.   Each Partner,  in his individual capacity or otherwise,
shall be free to engage in, to conduct, or to participate in any business or activity whatsoever, including, without limitation, the acquisition, development, management, and exploitation of real property, without any accountability, liability, or obligation whatsoever to the Partnership or to any other Partner, even if such business or activity competes with or is enhanced by the business of the Partnership. Further, the Managing Partner, in the exercise of its power and authority under this Agreement, may contract and otherwise deal with or otherwise obligate the Partnership to entities in which any one or more of the Partners may have an ownership or other financial interest, including without limitation, the Trammell Crow Company, Inc., a Texas corporation, its successors and assigns and any entity doing business under the name Trammell Crow Company.

         10.     Investment Representations of the Partners.

                 10.1.    Investment Intent.   Each of the Partners does hereby
represent and warrant to the Partnership and to the other Partner that it has acquired its interest in the Partnership for investment, solely for its own account, with the intention of holding such interest for investment, and without any intention of participating directly or indirectly in any redistribution or resale of any portion of such interest in violation of the Securities Act of 1933, as amended (the "Act") or any applicable state securities law.

                 10.2.    Unregistered Partnership Interests.   Each of the
Partners does hereby acknowledge that it is aware that its interest in the Partnership has not been registered under the Act in reliance upon exemptions contained in such Act and that its interest in the Partnership has not been registered under the securities law of any state in reliance upon the
exemptions contained in such state securities law.   Each of the Partners
further understands and acknowledges that its representations and warranties contained in this Section 10 are being relied upon by the Partnership and by the other Partners as the basis for exemption of the issuance of the Partner's interest in the Partnership from registration requirements of the Act and all
applicable state securities laws.   Each of the Partners further acknowledges
that the Partnership will not and has no obligation to register its interest in the Partnership under the Act or any state securities law and does hereby agree that the Partnership shall have no obligation to recognize any sale, transfer or assignment of its interest in the Partnership to any person unless the provisions of Section 15 hereof have been fully satisfied and the sale, transfer or assignment is otherwise permitted hereunder.

                 10.3.    Nature of Investment.   Each of the Partners does
hereby acknowledge that prior to its execution of this Agreement, it received a copy of this Agreement and that it has examined this document or caused this
document to be examined by his representative or attorney.   Each of the
Partners does hereby further acknowledge that it or its representative or attorney is familiar with this Agreement, and with the business, prospective business and affairs of the Partnership, and that except as otherwise specifically provided in this Agreement, it does not desire any further information or data relating to the Partnership or to the other Partners. Each of the Partners does hereby acknowledge that it understands that the acquisition of its interest in the Partnership is a speculative investment involving a high degree of risk and does hereby represent that it has a net worth sufficient to bear the economic risk of its investment in the Partnership and to justify its investing in a highly speculative venture of this type.

                 10.4.    Legend on Agreement and Certificate.   Each of the
Partners does hereby acknowledge and agree that a legend reflecting the restrictions imposed upon the transfer of its interest in the Partnership under
Section 15 hereof, under the Act and under applicable state securities laws, may be placed on the first page of this Agreement and on any certificates of limited partnership of the Partnership, or amendments to the Agreement or any such certificates.

         11.     Power of Attorney.

                 11.1.    Grant of Power.   The Limited Partner does hereby
irrevocably constitute and appoint the Managing Partner its true and lawful attorney, in its name, place and stead, to make, execute, consent to, swear to, acknowledge, deliver, record and file:

                          (a) a certificate of limited partnership of the Partnership under the applicable laws of any jurisdiction in which the Managing Partner deems such filing to be necessary or desirable;

                          (b) any other certificate or other instrument which may be required to be filed by the Partnership or the Partners under the applicable laws of any jurisdiction to the extent the Managing Partner deems such filing to be necessary or desirable;

                          (c) any and all amendments or modifications to the said certificates or to any other instrument described above which are required by or in conformity with this Agreement (including, without limitation, Sections 15 and 16 hereof) or are otherwise agreed upon by the Partners; and

                          (d) all certificates and other instruments which may be required to effectuate the dissolution and termination of the Partnership pursuant to the provisions of this Agreement.

                 11.2.    Irrevocability of Power.   It is expressly
understood, intended and agreed by the Limited Partner for itself, its heirs, administrators, legal representatives, successors and assigns that the grant of the power of attorney to the Managing Partner pursuant to Section 11.1 above
(i) is coupled with an interest by reason of the facts, among others, that the Managing Partner will be relying on the power of the Managing Partners to act as contemplated by this Section 11, the other Partner has rights in the Partnership property which the power is needed to protect and the other Partner has rights, under Section 15, in the Partnership interest of the grantor of the power, which the power is needed to protect, (ii) is irrevocable, and
(iii) shall survive the death, legal incompetency, disability, bankruptcy, retirement or withdrawal of any Partner or the assignment of his interest in the Partnership.

         12.     Banking.   The funds of the Partnership shall be kept in such
accounts as may be designated by the Managing Partner.   All withdrawals
therefrom shall be made on such signature or signatures as shall be designated by the Managing Partner.

         13.     Accounting.

                 13.1.    Fiscal Year.   The fiscal year of the Partnership
shall end on the last day of December of each year, unless another fiscal year end is selected by the Managing Partner.

                 13.2.    Books of Account.   The Partnership books of account
shall be maintained at the principal office designated in Section 3 hereof or at such other locations and by such person or persons as may be designated by
the Managing Partner.   The Partnership shall pay (in amounts not to exceed
reasonable commercial rates) the expense of maintaining its books of account, including its share, if any, of all the expenses of Trammell Crow Company, Inc., such as out-of-pocket, administrative and overhead expenses, allocable
to maintenance of the Partnership's books of account.   Each Partner shall
have, during reasonable business hours and upon reasonable notice, access to the books of the Partnership and in addition, at its expense, shall have the right to copy such books and to require an audit of the Partnership's books of
account.   The Managing Partner,  at the expense of the Partnership,  shall cause to be prepared, and distributed to each Partner the annual Federal income tax return of the Partnership.

                 13.3.    Method of Accounting.   The Partnership books of
account shall be maintained and kept, and its income, gains, losses and deductions shall be accounted for, in accordance with sound principles of cash basis accounting consistently applied, or in accordance with such other method of accounting as may be adopted hereafter by the Managing Partner.
Appropriate records shall also be maintained to reflect income tax information for the Partners in accordance with applicable law and regulations.

         14.     Admission of Partners.   Except as otherwise provided in
Section 15 hereof, no person, firm, corporation or other entity shall be admitted to the Partnership as a General Partner without the consent of all of the Partners, or as a Limited Partner without the consent of the Managing Partners.

         15.     Transfer of Partnership Interests.

                 15.1.    Prohibited Transfer of a Partner's Interest.

                          (a) Except as provided in Section 16 below, each of the Partners hereby covenants and agrees that it will not sell, assign, transfer, mortgage, pledge, encumber, hypothecate or otherwise dispose of all or any part of its record or beneficial interest in the Partnership to any person, firm, corporation, or other entity without the written consent of the Managing Partner to any such proposed disposition; which consent shall operate to make such transfer or disposition a "Permitted Transfer" within the meaning of
         Section 15.2 of this Agreement.

                          (b) Notwithstanding Subsection 15.1, any purported transfer (including any transfer as a pledge or other assignment as collateral), whether permitted or not, shall be void and of no effect unless and until the transferring Partner and its transferee execute, acknowledge and deliver to the Managing Partner instruments of transfer and assignment and furnish to the Managing Partner such assurances as the Managing Partner may reasonably request, including, without limitation, an opinion of counsel, satisfactory to the Managing Partner, that the transfer of such interest in the Partnership has been registered under the Act and under all applicable state securities laws or that such registration under the Act and all applicable state securities laws is not required.

                 15.2. Permitted Transfer of Partner's Interest. In the event a Partner makes a Permitted Transfer of ownership of all or any part of its interest in the Partnership pursuant to Section 15.1 above, the Partnership shall continue and the transferee of such interest, if he is not already a Partner of the Partnership, shall be admitted to the Partnership or, if he is already a Partner of the Partnership, shall continue as a Partner of the Partnership with a percentage interest in the Partnership or with an additional percentage interest in the Partnership, as the case may be, with rights or with additional rights, as the case may be, in and to all distributions made by the Partnership, in liquidation or otherwise, with a share or with an additional share, as the case may be, of the Partnership's net profits and net losses for both financial accounting and income tax purposes equal to that which the transferring Partner had with respect to the transferred interest in the Partnership, and with any other rights (including the rights of the Managing Partner, if applicable) of the transferring Partner with respect to such interest; provided, however, (i) any transferee shall be subject to the terms and provisions of this Agreement and shall promptly, upon demand of the Managing Partner, execute and deliver to the Partnership such documents as may be necessary or appropriate, in the opinion of counsel for the Partnership, to reflect such transferee's admission to the Partnership as a Partner and his agreement to be bound by the terms and provisions of this Agreement, and (ii) such transferee shall pay all reasonable expenses connected with such substitution.

         16. Death, Legal Incompetency or Bankruptcy of a Limited Partner. The death, legal incompetency or bankruptcy or dissolution of a Limited Partner shall not dissolve or terminate the Partnership, and in the event the deceased, incompetent or bankrupt Limited Partner's interest in the Partnership passes to a successor or successors in interest of such Limited Partner, such successor or successors in interest shall succeed to the deceased, incompetent, bankrupt or dissolved Limited Partner's entire interest in the Partnership and shall, subject to the following sentence, become Limited Partners of the Partnership with the same percentage interest in the Partnership, the same rights in and to all distributions made by the Partnership, in liquidation or otherwise, and with the same share of the Partnership's net profits and net losses as the deceased, incompetent or bankrupt Limited Partner had with respect to its interest in the Partnership. In the event a successor or successors in interest of a Limited Partner are admitted to the Partnership as Limited Partners hereunder, such successor or successors shall execute and shall deliver to the Partnership all documents that may be necessary or appropriate, in the opinion of counsel for the Partnership, to reflect their admission to the Partnership as limited partners and their agreement to be bound by the terms and conditions of this Agreement, and shall pay all reasonable expenses connected with such substitution.

         17.     Liquidation and Dissolution of Partnership.

                 17.1.    Dissolution Events.   The Partnership shall be
dissolved in the manner hereinafter provided upon the happening of any of the following events:

                          (a) the date on which all or substantially all of the property of the Partnership is sold or is taken by condemnation and all proceeds thereof fully paid and received by the Partnership;

                          (b) the date specified in a document signed by the Managing Partner of the Partnership which states its intention to dissolve the Partnership as of the specified date;

                          (c) the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating the Partnership to be a bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal therefrom; or

                          (d)     the dissolution of the Managing Partner.

                 17.2.    Method of Liquidation.   Upon the happening of any of
the events specified in Section 17.1 above, the Managing Partner or, if there is no remaining Managing Partner, such person or persons as the Limited Partner shall designate, shall immediately commence to wind up the Partnership's affairs and shall liquidate the assets of the Partnership as promptly as possible, unless the Managing Partner, or such person, shall determine that an immediate sale of Partnership assets would cause undue loss to the Partnership, in which event (i) the liquidation may be deferred for a reasonable time, and/or (ii) all or part of the Partnership assets may be distributed in kind. The Partners shall continue to share net cash flow and profits and losses during the period of liquidation in the same proportions as before dissolution. The proceeds from liquidation of the Partnership shall be applied in the order of priority as follows:

                          (a)     Payment of the debts of the Partnership; then

                          (b) To the establishment of any reserves deemed reasonably necessary or appropriate by the Managing Partner, or by the person(s) designated by the Limited Partner of the Partnership in the event there are no remaining Managing Partner of the Partnership, for any contingent or unforeseen liabilities or obligations of the
         Partnership.   Such reserves established hereunder shall be held for
         the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Managing Partner, or the person(s) designated by the Limited Partner of the Partnership in the event there is no remaining Managing Partner of the Partnership, reasonably deem advisable, distributing the balance of such reserves in the manner provided hereinafter in this Section;
         then

                          (c) To the payment to each Partner of its capital account; and then

                          (d) To the Managing Partner in the sum of all remaining proceeds, including, without limitation, the balance of any reserves.

                 17.3.    Date of Termination.   The Partnership shall be
terminated and dissolved when all of the cash or property available for application and distribution under Section 17.2 above shall have been applied
and distributed in accordance with such Section.   The establishment of any
reserves in accordance with the provisions of Sections 17.2 above shall not have the effect of extending the term of the Partnership, but any such reserve shall be distributed in the manner provided in such Section upon expiration of the period established for such Reserve.

         18.     Miscellaneous.

                 18.1.    Notices.   Any notice, election or other
communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States Mail, certified or registered, return receipt requested, postage prepaid, properly addressed to the person to whom such notice is intended to be given at the respective addresses set forth on the signature pages of this Agreement or, in the case of the Partnership, in
Section 3 above, or at such other address as such person may have previously furnished in writing to the Partnership and each Partner.

                 18.2.    Modifications.   Except for Sections 2.3, 8,  9.5,
9.8,  11.1 and 17.2 of this Agreement,  this Agreement may be amended from time
to time by the Managing Partner.   No change or modification to Sections 2.3,
8, 9.5, 9.8, 11.1 or 17.2 of this Agreement shall be valid or binding upon the Partners, nor shall any waiver of any term or condition in the future, unless such change or modification or waiver shall be in writing and signed by all of the Partners.

                 18.3.    Binding Effect.   This Agreement shall inure to the
benefit of and shall be binding upon the Partners, their legal representatives, transferees, heirs, administrators, successors and assigns, except as provided to the contrary in this Agreement.

                 18.4.    Duplicate Originals.   For the convenience of the
Partners, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all of which taken together shall constitute one agreement.

                 18.5.    Construction.   The titles of the Sections and
Subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

                 18.6.    Governing Law.   This Agreement is entered into, and
to be performed, in Dallas County, Texas and shall be governed by the laws of
the State of Texas.   Except to the extent the Texas Uniform Limited
Partnership Act is inconsistent with the provisions of this Agreement, the provisions of such Act shall apply to the Partnership created hereby.

                 18.7.    Other Instruments.   The parties hereto covenant and
agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the Partnership created and the obligations imposed by this Agreement.

                 18.8.    Legal Construction.   In case any one or more of the
provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or
unenforceable provision had never been contained herein.   Furthermore, in lieu
of each such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

                 18.9.    Gender.   Whenever the context shall so require, all
words herein in any gender shall be deemed to include the masculine, feminine, or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

         IN WITNESS WHEREOF, this Agreement has been executed and sworn to as of the day and year first above written by the following General Partner and the Limited Partner, whose respective addresses and percentage interests are set forth opposite their respective signatures.


                                                                    Percentage
Residence Addresses:              Managing General Partner:         Interest:

3500 LTV Center                   Trammell Crow Real Estate           99.99%
2001 Ross Avenue                  Investors
Dallas, Texas   75201
                                  By:  /s/ DAVID F. CLOSSEY

                                                                     Amount of
                                                                      Initial
                                  Limited Partner:                  Contribution

                                                                      $196.78

3500 LTV Center                   Trammell Crow Ventures,           Percentage
2001 Ross Avenue                    Ltd.                             Interest
Dallas, Texas   75201

                                  By:   Trammell Crow
                                          Ventures,  Inc.

                                  By:  /s/ DAVID F. CLOSSEY            0.01%

         The following persons and entities are executing this Agreement for the sole purpose of acknowledging the assignment of all of their right, title and interest in the Partnership as aforesaid and their withdrawal as partners therefrom as of the date first written above.

                                                  /s/ DONALD G. TAYLOR
                                                      Donald G. Taylor

                                                    /s/ BART B. BROWN
                                                        Bart B. Brown

                                                    /s/ HARLAN CROW
                                                         Harlan Crow

                                                 /s/ J. MCDONALD WILLIAMS
                                                     J. McDonald Williams

                                                   /s/ JOEL C. PETERSON
                                                       Joel C. Peterson


                                               TRAMMELL CROW PARTNERS


                                               By:  /s/ JOE C. PETERSON
                                               By: /s/  J. MCDONALD WILLIAMS

STATE OF MARYLAND          )
                           )
COUNTY OF MONTGOMERY       )

       Sworn to and subscribed before me this 21st day of November, 1985 by Donald G. Taylor.


                                                        /s/ GAIL NELSON
                                                   Notary Public in and for
                                                      the State of Maryland


My Commission Expires:
    July 1, 1986


STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

       Sworn to and subscribed before me this 25th day of November, 1985 by Bart B. Brown.

                                                     /s/ MARY S. HOGE
                                                   Notary Public in and for
                                                      the State of Texas

My Commission Expires:
      1-28-86



STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

       Sworn to and subscribed before me this 20th day of November, 1985 by Harlan Crow.

                                                   /s/ PATSEY A. CAMPBELL
                                                   Notary Public in and for
                                                      the State of Texas


My Commission Expires:
            Patsey A. Campbell
{SEAL} Notary Public State of Texas
       Commission Expires  10-02-88


STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

       Sworn to and subscribed before me this 22nd day of November, 1985 by
J. McDonald Williams.

                                                  /s/ JANELLE MEYER GARRETT
                                                   Notary Public in and for
                                                      the State of Texas

My Commission Expires:
      10-6-89                   {SEAL}

STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

        Sworn to and subscribed before me this 22nd day of November, 1985 by Joel C. Peterson.


                                                     /s/ SUSANNE FORD
                                                   Notary Public in and for
                                                      the State of Texas

My Commission Expires:
                 Susanne Ford
  {SEAL}  Notary Public State of Texas
          Commission Expires   4-16-89


STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

        Sworn to and subscribed before me this 22nd day of November, 1985 by Joel C. Peterson and J. McDonald William on befalf of TRAMMELL CROW PARTNERS.


                                                     /s/ SUSANNE FORD
                                                   Notary Public in and for
                                                      the State of Texas

My Commission Expires:
                 Susanne Ford
  {SEAL}  Notary Public State of Texas
          Commission Expires   4-16-89


STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

        Sworn to and subscribed before me this 22nd day of November, 1985 by David F. Clossey, Trust Manager of TRAMMELL CROW REAL ESTATE INVESTORS.


                                                     /s/ SUSANNE FORD
                                                   Notary Public in and for
                                                      the State of Texas

My Commission Expires:
                 Susanne Ford
  {SEAL}  Notary Public State of Texas
          Commission Expires   4-16-89


STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

        Sworn to and subscribed before me this 22nd day of November, 1985 by David F. Clossey, President of TRAMMELL CROW VENTURES, INC., a Texas Corporation, on behalf of TRAMMELL CROW VENTURES, LTD.


                                                     /s/ SUSANNE FORD
                                                   Notary Public in and for
                                                      the State of Texas

My Commission Expires:
                 Susanne Ford
  {SEAL}  Notary Public State of Texas
          Commission Expires   4-16-89

                                   EXHIBIT A

                               LEGAL DESCRIPTION

Being known and designated as Parcel E, Block A, as shown on a Plat entitled, "Patapsco Industrial Park, a Resubdivision of Block A, Parcel B," which Plat is recorded among the Land Records of Anne Arundel County in Plat Book No. 69, Folio 10-10.

                               SECURITY AGREEMENT

         By this instrument (this "Agreement"), dated as of November 27, 1985, the undersigned, TRAMMELL CROW REAL ESTATE INVESTORS, a Texas real estate investment trust (hereinafter referred to as "Debtor"), whose address is 2001 Ross Avenue, 3500 LTV Center, Dallas, Texas 75201, to secure the obligations hereinafter described, does hereby GRANT, TRANSFER AND ASSIGN unto J. HENRY SCHRODER BANK & TRUST COMPANY, a New York banking corporation, the trustee under that certain indenture (the "Indenture") dated as of November 15, 1985, by and between Grantor and Trustee, a copy of which Indenture is attached hereto as Exhibit A and incorporated herein by this reference for all purposes, pertaining to certain zero coupon notes due 1997, payable to the order of the Holders, (hereinafter referred to as to "Creditor"), whose address is One State Street, New York, New York 10015, a security interest in the following described property (the "Collateral"), to wit:

         All right, title and interest of Debtor in and to the following described partnerships:

         (a) Patapsco #1 Limited Partnership (formerly known as Crow-Maryland #2), a Texas limited partnership continued under the terms of that certain Amended and Restated Agreement and Certificate of Limited Partnership of Patapsco #1 Limited Partnership, dated as of November 27, 1985, and all modifications and amendments thereto; and

         (b) Patapsco #2 Limited Partnership (formerly known as Crow-Patapsco Service Center #2), a Texas limited partnership continued under the terms of that certain Amended and Restated Agreement and Certificate of Limited Partnership of Patapsco #2 Limited Partnership, dated as of November 27, 1985, and all modifications and amendments thereto;

         TOGETHER with all rights to receive any distributions, whether capital, income or liquidation, and the proceeds therefrom. Patapsco #1 Limited Partnership and Patapsco #2 Limited Partnership are hereinafter collectively referred to as the "Partnerships", or individually as a "Partnership". The Partnerships are the owners of the property located in Anne Arundel County, Maryland, more specifically described on Exhibit "B" attached hereto and incorporated herein by this reference for all purposes (the "Land"), together with all improvements and fixtures now or hereafter attached to or placed, erected, constructed or developed on the Land (the "Improvements") (collectively, the "Property").

                                   ARTICLE I

                                  INDEBTEDNESS

         This Agreement is given to secure the payment of all sums and performance of all obligations and covenants contained in the provisions of this Agreement and of the Indenture. Unless otherwise defined herein, certain capitalized terms shall have the meaning ascribed to said terms by the Indenture. The above-described obligations are hereinafter collectively called the "Indebtedness".

                                   ARTICLE II

                               SECURITY AGREEMENT

         2.1 Security Interest; Financing Statement. This Agreement shall be a security agreement between Debtor and Creditor covering the Collateral constituting personal property or fixtures governed by the Uniform Commercial Code, as enacted and amended from time to time in the State of Maryland (hereinafter called the "Code"), and Debtor grants to Creditor a security interest in the Collateral pursuant to the terms hereof. Debtor shall execute and deliver to Creditor all financing statements that may be necessary or advisable to establish and maintain the validity, perfection and priority of Creditor's security interest, and Debtor shall bear all costs thereof, including all searches of the records maintained pursuant to the Uniform Commercial Code of the States of Texas and Maryland reasonably required by Creditor. If Creditor should desire to dispose of any of the Collateral pursuant to the Code, and if the Code requires prior notice to Debtor of such disposition, ten (10) days written notice by Creditor to Debtor shall be deemed to be reasonable notice.

         2.2 Notice of Changes. Debtor shall give advance notice in writing to Creditor of any proposed change in Debtor's name, identity or structure and shall execute and deliver to

Creditor, prior to or concurrently with the occurrence of any such change, all additional financing statements that Creditor may require to establish and maintain the validity and priority of Creditor's security interest with respect to any of the Collateral.

                                  ARTICLE III

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                            AND AGREEMENTS OF DEBTOR

         Debtor does hereby warrant and represent to and covenant and agree with Creditor as follows:

         3.1 Title to Collateral and Lien of this Agreement. Debtor has full title to 99.99% general partnership interest in the Collateral, free and clear of any liens, charges, encumbrances, security interests, and adverse claims whatsoever. At the date hereof, Trammell Crow Venture, Ltd., a Texas limited partnership, owns the remaining 0.01% limited partnership interest.

         3.2 Limitation of Liability. Any obligation or liability whatsoever of the Debtor which may arise at any time under this Agreement, or any obligation or liability incurred by it pursuant to any other instrument, transaction or undertaking contemplated by this Agreement, shall be satisfied, if at all, out of the Debtor's property only. No such obligation or liability shall be personally binding upon nor shall there be any resort for the enforcement thereof to the private property of any of its Trust Managers, shareholders, officers, employees or agents, regardless of whether such obligations or liability are in the nature of contract, tort or otherwise.

         3.3 Sale, Transfer or Disposition of Collateral. Debtor will not, without the written consent of the Creditor, sell, transfer, assign, encumber or dispose of the Collateral or any interest therein except as provided herein and in the Indenture. Debtor shall not amend the partnership agreements creating the Partnerships to reduce its management rights or its interest in the Partnerships without the prior written consent of the Creditor.

         3.4 Partnership Rights. So long as there shall exist no Event of Default as hereinafter defined Debtor shall have the right to exercise all rights of and receive, retain and enjoy all of the benefits of a partner in the Partnerships, including all distributions, whether out of capital, income or liquidation, which are part of the Collateral, except as otherwise provided in the indenture.

         3.5 Title to Property. The Partnerships have good and marketable title to the Property, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever, subject to the exceptions described on the attached Exhibit C which is incorporated herein by this reference for all purposes (the "Permitted Exceptions").

         3.6 Repair. Debtor will cause the Property to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, which in the judgment of the Debtor may be necessary or prudent so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however that nothing in this Section 3.6 shall prevent the Debtor from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Debtor, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

         3.7 Insurance. Debtor will at all times keep all the Property of an insurable nature and of the character usually insured by companies operating similar properties, insured in amounts customarily carried, and against loss or damage from such causes as are customarily insured against, by similar companies.

         3.8 Taxes. Debtor will pay, prior to delinquency, all taxes, assessments and governmental charges or levies imposed upon it or the Property or the Collateral, and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a lien upon the Property; provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings, so long as such contest shall not create a risk of forfeiture of all or any portion of the Property. Nothing contained herein shall constitute the consent of Creditor to subject the Property to any of the aforesaid liens.

         3.9 Casualty and Condemnation. Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceedings for the condemnation of the Property, Debtor shall notify Creditor of such fact. Debtor shall then, if requested by Creditor, file or defend its claim thereunder and prosecute same with due diligence to its final disposition. Creditor shall be entitled to participate in same and to be represented therein by counsel of its own choice, and Debtor shall deliver, or cause to be delivered, to Creditor such instruments as may be requested by it from time to time to permit such participation.

         3.10 Compliance with Laws. Debtor shall cause the Property and the use thereof to comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Debtor or the Property and its use, and Debtor shall pay all fees or charges of any kind in connection therewith.

         3.11 Operation. For so long as there is no Event of Default hereunder, Debtor may use and operate, alter and improve, manage, lease and maintain the Land and Improvements in accordance with customary and prudent management practices and in accordance with the provisions hereof and of the Indenture.

         3.12 Existence and Good Standing. Debtor shall cause the Partnerships to continue in existence and remain in good standing under the laws of the State of Texas and Maryland.

         3.13 Successors and Assigns; Use of Terms. The covenants herein contained shall bind, and the benefits and advantages hereof shall inure to, the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The term "Creditor" shall include any lawful owner, holder, pledgee, or assignee of any of the Indebtedness. The duties, covenants, conditions, obligations, and warranties of Debtor in this Agreement shall be joint and several obligations of Debtor and of each Debtor, if more than one, and of each Debtor's heirs, personal representatives, successors and assigns. Each party who executes this Agreement and each subsequent owner of the Collateral, or any part thereof (other than Creditor), covenants and agrees that it will perform, or cause to be performed, each term and covenant of this Agreement as if such party were the named Debtor.

         3.14 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective while this Agreement is in effect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         3.15 Unsecured Indebtedness. If any of the Indebtedness shall be unsecured, the unsecured portion of the Indebtedness shall be completely paid prior to the payment of the secured portion of such Indebtedness, and all payments made on account of the Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Indebtedness.

         3.16 Modification or Termination. This Agreement may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination that is not so documented shall not be effective as to any party.

         3.17 No Partnership. Nothing contained in this Agreement is intended to create any partnership, joint venture or association between Debtor and Creditor, or in any way make Creditor a co-principal with Debtor with reference to the Collateral, and any inferences to the contrary are hereby expressly negated.

         3.18 Headings. The Article, Paragraph and Subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such Articles, Paragraphs or Subparagraphs.

         3.19 Governing Law. This Agreement and the enforcement of the provisions hereof shall be governed by the laws of the State of Texas, except with respect to the obligations of the Debtor and the rights of the Creditor under Paragraph 5.2, which shall be governed by the laws of the State of New York, and the laws of the United States applicable to transactions in such state.

                                   ARTICLE IV

                               EVENTS OF DEFAULT

         4.1 Default of Indenture. It shall be an "Event of Default" hereunder if Debtor commits an Event of Default, as that term is defined by the Indenture.

                                   ARTICLE V

                                    REMEDIES

         If an Event of Default shall occur, Creditor may exercise any one or more of the following remedies, upon reasonable notice as defined in Section
2.1 hereof:

         5.1 Foreclosure Sale. Subject to the requirements of the Code and the provisions hereof, Creditor shall be entitled to sell any or all of the Collateral at a public sale, and apply the proceeds of such sale to the expenses of such sale, including without limitation, reasonable attorney's fees, and the remainder of such proceeds shall be applied to the payment of the Indebtedness.

         5.2 Indemnification of Creditor. Except for gross negligence or willful misconduct, Creditor shall not be liable for any act or omission or error of judgment in connection with exercising the remedies provided herein. Creditor may rely on any document believed by it in good faith to be genuine. All money received by Creditor shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Creditor shall not be liable for interest thereon. Debtor shall indemnify Creditor against all liability and expenses that it may incur in the performance of his duties hereunder as well as all amounts indemnified against under the Indenture.

         5.3 Lawsuits. Creditor may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Collateral under the judgment or decree of any court or courts of competent jurisdiction.

         5.4 Remedies Cumulative, Concurrent and Nonexclusive. Creditor shall have all rights, remedies and recourses granted in this Agreement or the Indenture and available at law or equity (including, without limitation, those granted by the Code and applicable to the Collateral, or any portion thereof) and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Debtor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Collateral, at the sole discretion of Creditor, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Debtor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

         5.5 Rights and Remedies of Sureties. Debtor waives any right or remedy which Debtor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties.

         EXECUTED as of the date first set forth above.

                                                   DEBTOR:

                                                   TRAMMELL CROW REAL ESTATE
                                                   INVESTORS, a Texas real
                                                   estate investment trust

                                                   By: /s/ DAVID F. CLOSSEY
                                                       Name:
                                                       Title:

STATE OF TEXAS  )
                )
COUNTY OF DALLAS)

         BEFORE ME, the undersigned authority, personally appeared David F. Clossey, President of TRAMMELL CROW REAL ESTATE INVESTORS, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed same as the act of such company, for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 22nd day of November,
1985.

My Commission Expires:                             /s/ SUSANNE FORD
              Susanne Ford                       NOTARY PUBLIC IN AND FOR
{SEAL} Notary Public State of Texas                 THE STATE OF TEXAS
         Commission Expires 4-16-89

                                                                     Patapsco #1

                                   EXHIBIT B

                              PROPERTY DESCRIPTION

Being known and designated as Parcel E, Block A, as shown on a Plat entitled "Patapsco Industrial Park, a Resubdivision of Block A, Parcel B", which Plat is recorded among the Land Records of Anne Arundel County in Plat Book No. 69, Folio 10-10.

                                                                     Patapsco #2

                                   EXHIBIT B

                               LEGAL DESCRIPTION

Being known and designated as Parcel D, Block "A", as shown on a Plat entitled "Patapsco Industrial Park, Resubdivision of Block 'A' Parcel 'B'", which Plat is recorded among the Land Records of Anne Arundel County in Plat Book 69, Folio 10.

                                                                     Patapsco #1

                                   EXHIBIT C

                              PERMITTED EXCEPTIONS

1. Taxes and other public charges (including assessments by any County, Municipality, Metropolitan District or Commission) payable on an annual basis after June 30, 1986.

2. Subject to the terms and restrictions contained in The Declaration of Restrictions and Covenants dated February 25, 1977, by The Arundel Corporation, a Maryland corporation, recorded among the Land Records of Anne Arundel County in Liber 2936, folio 325.

3. Subject to the Subdivision Agreement, dated August 3, 1977, by and between The Arundel Corporation and Anne Arundel County, Maryland, and recorded among the Land Records of Anne Arundel County in Liber 2993, folio 798.

4. Subject to the Right of Way Agreement to Baltimore Gas & Electric Company, dated February 27, 1978, and recorded among the Land Records of Anne Arundel County in Liber 3073, folio 821.

5. Subject to the Agreement to Consolidated Gas Electric Light and Power Company of Baltimore, dated March 23, 1931, and recorded among the Land Records of Anne Arundel County in Liber 752, folio 53.

6. Subject to the Agreement to the State Roads Commission of Maryland, dated August 24, 1949, and recorded among the Land Records of Anne Arundel County in Liber 535, folio 576.

7. Subject to terms and provisions as contained in an Agreement dated December 18, 1979 and recorded among the Land Records of Anne Arundel County in Liber No. 3162, folio 763 between Crow-Maryland #2 and Anne Arundel County, Maryland.

8. Subject to terms and provisions as contained in an Agreement dated December 18, 1978 and recorded as aforesaid in Liber No. 3169, folio 267 between Crow-Maryland #2 and Anne Arundel County, Maryland.

                                                                     Patapsco #1


9. Deed of Trust recorded in Liber 3178, folio 647, as modified by a Deed of Appointment and Removal, dated June 23, 1980, recorded in Liber 3331, folio 831, and Deed of Trust Modification, dated July 1, 1980, recorded in Liber 3331, folio 833, all of the Land Records of Anne Arundel County, Maryland, securing payment of a Deed of Trust Note, dated February 22, 1979, made by Crow-Maryland #2 and payable to the order of Union Trust Company of Maryland in the original principal sum of $1,675,000, which has been assigned to Teachers Insurance and Annuity Association of America.

                                                                     Patapsco #2

                                   EXHIBIT C

                              PERMITTED EXCEPTIONS

1. Taxes and other public charges (including any assessments by any County, Municipality, Metropolitan District or Commission) payable after June 30, 1986.

2. Subject to terms, conditions and other matters as shown on Plat Book 69, folio 10.

3. Subject to 50' wide highway protective easement shown on State Roads Commission Plat 7571.

4. Subject to terms and provisions as contained in a Public Works Agreement dated September 8, 1977 and recorded among the Land Records of Anne Arundel County in Liber 3002, folio 277, between The Arundel Corporation, Carl A. Tenhoopen and Henry D. Felton, substitute Trustees and Anne Arundel County, Maryland.

5. Subject to terms and provisions as contained in an Agreement dated September 7, 1977 and recorded as aforesaid in Liber 3002, folio 306, between The Arundel Corporation and Anne Arundel County, Maryland.

6. Subject to terms and provisions as contained in a Right of Way Agreement dated March 20, 1978 and recorded as aforesaid in Liber 3073, folio 821, between The Arundel Corporation and Baltimore Gas and Electric Company.

7. Subject to terms and provisions as contained in an Agreement dated August 3, 1977 and recorded as aforesaid in Liber 2993, folio 708, between The Arundel Corporation and Anne Arundel County, Maryland.

8. Subject to terms and provisions as contained in an Agreement dated September 27, 1943 and recorded among the Land Records of Anne Arundel County in Liber 300, folio 253, between The Arundel Corporation and Consolidated Gas Electric Light and Power Company of Baltimore.

9. Subject to terms and provisions as contained in an Agreement dated January 25, 1940 and recorded as aforesaid in Liber 210, folio 364, between The Arundel Corporation and Consolidated Gas Electric Light and Power Company of Baltimore.

10. Subject to terms and provisions as contained in an Agreement dated May 17, 1957 and recorded as aforesaid in Liber 1124, folio 314, between The Arundel Corporation and Baltimore Gas and Electric Company.

                                                                     Patapsco #2

11. Subject to terms and provisions as contained in an Agreement dated February 24, 1953 and recorded as aforesaid in Liber 752, folio 53, between The Arundel Corporation and Consolidated Gas Electric Light and Power Company of Baltimore.

12. Subject to terms and provisions as contained in an Agreement dated May 3, 1949 and recorded as aforesaid in Liber 523, folio 481, between The Arundel Corporation and Consolidated Gas Electric Light and Power Company.

13. Subject to terms and provisions as contained in a Deed dated September 7, 1977 and recorded as aforesaid in Liber 3335, folio 201, between The Arundel Corporation, Carl A. Tenhoopen and Henry D. Felton, Substitute Trustees and Anne Arundel County, Maryland.

14. Subject to terms and provisions as contained in a Declaration of Restrictions and Covenants dated February 25, 1977 and recorded among the Land Records of Anne Arundel County in Liber 2936, folio 325, by The Arundel Corporation.

15. Subject to terms and provisions as contained in three Agreements recorded among the Land Records of Anne Arundel County in Liber EAC 3742, folio 448; Liber EAC 3795, folio 146 and Liber EAC 3795, folio 151, all to Anne Arundel County, Maryland.





                                      -2-